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[Z TEL LOGO]



FOR IMMEDIATE RELEASE           Contact: Sarah E. Bialk
                                         Director of Investor Relations
                                         ir@z-tel.com
                                         (813) 233-4586


               Z-TEL REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

             -    Increases Revenue In Line With Full Year Guidance
             -    Renews $25 Million Credit Facility with RFC Capital
             -    Reports Rapid Expansion in Business Retail Lines

         TAMPA, Fla. (August 7, 2003) - Z-Tel Technologies, Inc. (Nasdaq/SC:
ZTEL) today reported its financial results for the second quarter of 2003. Z-Tel's principal operating entity is Z-Tel Communications, Inc, a leading provider of local, long distance and enhanced telecommunications services. For the three-month period ended June 30, 2003, the company reported revenues of $69.9 million, up 16 percent over the $60.3 million the company reported for the first quarter of 2003. Net loss was $6.0 million, or $0.17 per share, compared to net loss of $3.1 million, or $0.09 per share, for the first quarter of 2003. Net loss attributable to common stockholders was $10.7 million, or $0.30 per share, versus $7.4 million, or $0.21 per share, for the first quarter of 2003. The company reported EBITDA (earnings before interest, taxes, depreciation and amortization) of $0.4 million for the second quarter of 2003, compared to $2.7 million for the first quarter of 2003. For a full reconciliation of EBITDA to net loss, please see the financial table below.

         For the six-month period ended June 30, 2003, the company reported revenues of $130.2 million, compared to $119.5 million for the prior year period. Net loss was $9.1 million, or $0.26 per share, versus $10.3 million, or $0.30 per share, for the prior year six-month period. Net loss attributable to common stockholders was $18.1 million, or $0.51 per share, compared to $18.2 million, or $0.53 per share, for the prior year six-month period. For the first half of 2003, the company reported $3.2 million in EBITDA, compared to $1.8 million for the first half of 2002. At the end of the second quarter, the company reported approximately 262,000 active residential retail lines in service, up approximately 30 percent since the end of 2002.

         Gregg Smith, president and chief executive officer for Z-Tel, said, "We're very pleased with our performance for the second quarter. As we noted in the first quarter of 2003, we expected MCI's departure to cause us to experience a period of time in which the drop in MCI fee income would not be offset by other growth in our wholesale business. We estimate that the gap for the second quarter resulted in a reduction in EBITDA of approximately $4 million. If


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Q2 2003 Earnings Release
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MCI had stayed on as a customer, however, we would have experienced a record quarter.

         "We have diligently pursued a three-pronged approach to our business for a long period of time now and have evolved each of those areas - consumer retail, business retail, and wholesale services," added Mr. Smith. "The second quarter marked growing contributions from Sprint, which is now becoming the substantial partner that MCI was for us for a period of time, and we believe that they're on track to achieve their UNE-P growth forecasts for the year. On the retail front, our residential business has been growing again for several quarters, and activity in our Business Services Group is surpassing even our own internal estimates."

         Mr. Smith continued, "Our Business Services Group is off to an excellent start and has already seen some major contract wins, including Darden Restaurants and several others that we'll announce in the near term. We now have more than 10,000 active business subscriber lines and plan to add another 9,000 lines in August alone. In fact, business lines now account for over 40 percent of all newly provisioned lines at Z-Tel. Our nationwide footprint and strategic relationships with providers such as Covad and XO put us in a strong position to become the go-to provider for multi-location businesses, even when up against much larger competitors."

         In addition to expanding its commercial retail initiatives, by September 1, 2003, all of the company's new and existing products should be equipped with its proprietary, voice-activated feature, Personal Voice Assistant, or PVA. PVA has already achieved high acceptance rates with Z-LineHOME(R) customers, with over 30 percent of those signed up using the service. In addition, release 1.5 of Z-Line(R) is scheduled for early September, which will allow groups of all kinds to set up community Address Books and sponsor PVA free trials for all of their members. The group members can then sign up for any Z-Tel fee-based product, such as Z-LineHOME or Z-LineLD(TM), or they may keep PVA on a stand-alone basis for $4.95 per month.

         Smith continued, "PVA makes communicating among family members, churches, sports leagues, and other groups simpler and easier. In addition to being a highly attractive feature for any user of communications services, PVA has become the foundation of Z-Tel's distribution and delivery strategy. Acquiring customers one at a time is an increasingly challenging task for any communications provider. Providing group solutions with real value from day one allows for attractive partnership opportunities and offers distribution economics that are unmatched in the industry today. While we have to demonstrate that this model has legs, we're more than pleased with the initial marketplace reception."

         For example, the company recently announced a relationship with SportsLine.com, through which Z-Tel will offer PVA to SportsLine.com's over one million fantasy football league participants nationwide. Football Commissioner users will be able to register directly on SportsLine.com's Web site and use PVA free for a trial period. Participants will be able to use PVA to communicate directly with other league members or team owners, hold impromptu conference calls, trash talk fellow participants, and discuss mid-season trades and roster moves. After the free trial period, they may upgrade seamlessly to any Z-Tel fee-based product. This model provides users with a low-commitment way to try Z-Tel services. As a result, Z-Tel is negotiating similar relationships with other organizations that will offer PVA-based products as


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Q2 2003 Earnings Release
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August 7, 2003


an added benefit to their established memberships.

         The company increasingly expects its relationships with member-based organizations and other sales operations improvements, such as stricter customer quality requirements and the refining of the company's independent sales organization programs, to contribute to the growth of its consumer retail business in future quarters.

         Z-Tel's chief financial officer, Trey Davis, stated, "At June 30, 2003, we had approximately $14.2 million of cash on hand. The company should maintain a solid liquidity position for the second half of 2003, and we expect our cash balance to remain close to the $15 million level. We also recently renewed our receivables financing agreement with RFC Capital Corporation for an additional year, and we are being approached by other sources of financing, principally related to equipment leasing."

         Mr. Davis added, "As a result of the steady growth we expect to see from Sprint for the remainder of the year and any activity that additional wholesale customers we acquire may generate, the operating profit gap created by the substantial departure of MCI should be largely behind us now. Given the emerging growth that is now occurring in our commercial business and Sprint's anticipated expansion, we are once again looking to expand EBITDA in the second half of the year."

         Consistent with the recently adopted Regulation G by the SEC, the following table provides a reconciliation of EBITDA to the Generally Accepted Accounting Principles (GAAP) measure of net income. EBITDA is commonly used as an analytical indicator within the telecommunications industry. EBITDA is not a measure of financial performance under GAAP, and the items excluded from EBITDA are significant components in understanding and assessing financial performance.


                                         FOR THE THREE      FOR THE THREE        FOR THE SIX MONTHS ENDED
                                         MONTHS ENDED       MONTHS ENDED                 JUNE 30,
                                            JUNE 30,          MARCH 31,         ---------------------------
                                              2003               2003              2003              2002
                                         -------------      -------------       --------          ---------
                                                                  (IN THOUSANDS)
Net loss                                    $ (6,008)         $ (3,105)         $ (9,113)         $(10,348)
Nonoperating income (expense)                    421              (175)              246               531
Depreciation and amortization                  6,002             6,027            12,029            11,582
                                            --------          --------          --------          --------
EBITDA                                      $    415          $  2,747          $  3,162          $  1,765
                                            --------          --------          --------          --------

ABOUT Z-TEL

Founded in 1998, Z-Tel offers consumers and businesses nationwide traditional and enhanced telecommunications services. Z-Tel's enhanced services, such as Internet-accessible and voice-activated calling and messaging features, are designed to meet customers' communications needs


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Q2 2003 Earnings Release
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intelligently and intuitively. Z-Tel also makes its services available on a wholesale basis. For more information about Z-Tel and its innovative services, please visit www.ztel.com.


This press release contains forward-looking statements. These forward-looking statements are based on the belief of our management, as well as assumptions made by and information currently available to our management. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend," "expect," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but they do not predict or assure any future occurrence and may turn out to be wrong. Forward-looking statements are subject to both known and unknown risks and uncertainties and can be affected by inaccurate assumptions we might make. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. We do not undertake any obligation to publicly update any forward-looking statements to reflect new information or future events or occurrences. These statements reflect our current views with respect to future events and are subject to risks and uncertainties about us, including risk factors that are described in detail in Z-Tel's 2002 Annual Report on Form 10-K filed on March 31, 2003; and in Z-Tel's other filings with the Securities and Exchange Commission.

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Q2 2003 Earnings Release
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                    Z-Tel Technologies, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                        (In thousands, except share data)



                                                                                        JUNE 30,         DECEMBER 31,
                                                                                          2003               2002
                                                                                       ---------         ------------
ASSETS                                                                                 (UNAUDITED)
Current assets:
  Cash and cash equivalents                                                            $  14,204          $  16,037
  Accounts receivable, net of allowance for doubtful
       accounts of $16,445 and $17,401                                                    33,946             26,749
  Prepaid expenses and other current assets                                                4,811              5,741
                                                                                       ---------          ---------
    Total current assets                                                                  52,961             48,527

Property and equipment, net                                                               42,989             48,320
Intangible assets, net                                                                     3,201              4,116
Other assets                                                                               5,750              5,748
                                                                                       ---------          ---------
       Total assets                                                                    $ 104,901          $ 106,711
                                                                                       =========          =========

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
        STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities                                             $  50,490          $  51,771
  Deferred revenue                                                                        20,646             10,172
  Current portion of long-term debt
       and capital lease obligations                                                       5,857              5,964
                                                                                       ---------          ---------
    Total current liabilities                                                             76,993             67,907

Long-term deferred revenue                                                                 6,616              6,277
Long-term debt and capital lease obligations                                               1,532              4,180
                                                                                       ---------          ---------
       Total liabilities                                                                  85,141             78,364
                                                                                       ---------          ---------

Mandatorily redeemable convertible preferred stock, $.01 par value;
       50,000,000 shares authorized; 8,855,089 issued; 8,800,922 and 8,855,089
       outstanding (aggregate liquidation value of $151,603 and $145,503)                136,132            127,631
                                                                                       ---------          ---------

Commitments and contingencies

Stockholders' deficit:
  Common stock, $.01 par value; 150,000,000
       shares authorized; 35,684,918 and 35,609,803 shares issued;
       35,343,368 and 35,268,253 outstanding                                                 357                356
  Notes receivable from stockholders                                                      (1,120)            (1,589)
  Additional paid-in capital                                                             196,645            205,090
  Accumulated deficit                                                                   (311,866)          (302,753)
  Treasury stock, 341,550 shares at cost                                                    (388)              (388)
                                                                                       ---------          ---------
    Total stockholders' deficit                                                         (116,372)           (99,284)
                                                                                       ---------          ---------
       Total liabilities, mandatorily redeemable convertible preferred
           stock and stockholders' deficit                                             $ 104,901          $ 106,711
                                                                                       ---------          ---------
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                    Z-Tel Technologies, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                 (In thousands, except share and per share data)
                                   (Unaudited)


                                                             THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                   JUNE 30,                            JUNE 30,
                                                      -------------------------------       -------------------------------
                                                          2003               2002              2003                2002
                                                      ------------       ------------       ------------       ------------
Revenues                                              $     69,875       $     62,224       $    130,151       $    119,493
                                                      ------------       ------------       ------------       ------------

Operating expenses:
  Network operations                                        30,899             18,046             57,028             46,065
  Sales and marketing                                        6,617              2,480             11,111              7,034
  General and administrative                                31,944             31,367             58,850             60,639
  Asset impairment charge                                     --                1,129               --                1,129
  Wholesale development costs                                 --                 --                 --                1,018
  Restructuring charge                                        --                1,861               --                1,861
  Depreciation and amortization                              6,002              6,003             12,029             11,582
                                                      ------------       ------------       ------------       ------------
    Total operating expenses                                75,462             60,886            139,018            129,328
                                                      ------------       ------------       ------------       ------------
    Operating income (loss)                                 (5,587)             1,338             (8,867)            (9,835)
                                                      ------------       ------------       ------------       ------------
Nonoperating income (expense):
  Interest and other income                                    239                307              1,164              1,484
  Interest and other expense                                  (660)            (1,386)            (1,410)            (1,997)
                                                      ------------       ------------       ------------       ------------
    Total nonoperating expense                                (421)            (1,079)              (246)              (513)
                                                      ------------       ------------       ------------       ------------
    Net income (loss)                                       (6,008)               259             (9,113)           (10,348)

    Less mandatorily redeemable convertible
         preferred stock dividends and accretion            (4,667)            (3,937)            (8,904)            (7,809)
    Less deemed dividend related to beneficial
         conversion feature                                    (46)               (46)               (92)               (92)
                                                      ------------       ------------       ------------       ------------
    Net loss attributable to common stockholders      $    (10,721)      $     (3,724)      $    (18,109)      $    (18,249)
                                                      ============       ============       ============       ============
Weighted average common shares outstanding              35,305,448         35,074,936         35,286,953         34,693,186
                                                      ============       ============       ============       ============
Basic and diluted net loss per share                  $      (0.30)      $      (0.11)      $      (0.51)      $      (0.53)
                                                      ------------       ------------       ------------       ------------
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